Exhibit 23.2


                              Thomas C. Cook, Esq.
                          Law Offices of Thomas C. Cook
                            500 N. Rainbow, Suite 300
                               Las Vegas, NV 89107
                              Phone: (702) 221-1925

                                                                    May 12, 2008

To: Board of Directors, Jamaica Jim, Inc.

We consent to the use, in the registration statement on Form SB2 of Jamaica Jim, Inc, of our opinion dated May 12, 2008, and the reference to us under the caption "Experts."

                                           Sincerely,

                                           /s/ Thomas C. Cook, Esq.
                                           ------------------------
                                               Thomas C. Cook, Esq.